Exhibit 10.2

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of July __, 2019 (the “Signature Date”) by and among: from the first part: Guy Nissenson, Israeli ID ________ of___Ofuk Uriel 8/16, Herzlyia_________ ., Israel (“Guy”); Ilan Arad Keshet, Israeli ID ________ of___St. Harbrosh 49, _Pardessia________., ____ Israel (“Ilan”); Amit _Bilia_____, Israeli ID ________ of__St.Harishonim 59, Haniel__________., _____, Israel (“Amit”); Shmuel_Yelshevich____, Israeli ID ________ of_St, Ahi Dakar 24, Tel- Aviv___________., ____, Israel (“Shmuel ”); Yetsira Holdings Ltd., a company organized under the laws of the State of Israel, of 12 Aba Hillel, Ramat Gan, Israel, Israel (“Yetsira”) and from the other part: Creations, Inc., a company organized under the laws of Delaware of_8 The Green, St. A, Dover, Delaware, 19901___________(“Creations”) (each, a “Party”, and collectively, the “Parties”).

RECITALS

WHEREAS,	Guy, Ilan, Amit and Shmuel (together the “Shareholders”) are the sole shareholders of Yetsira;

WHEREAS,	as of the Signature Date, Yetsira is the sole shareholder of Yetsira Investment House Ltd., a holder of a portfolio manager license (“Yestira Portfolio Manager”);

WHEREAS,	the Parties have agreed that it would be in their best interests to effect a transaction pursuant to which 200 Prefered Shares and 300 Ordinary shares of Yetsira, 1.00 NIS par value which constitute all of the issued shares of Yetsira, currently held by the Shareholders (the “Transferred Yetsira’s Shares”) shall be exchanged, transferred and assigned to Creations in consideration of the issuance by Creations to the Shareholders, of an aggregate of 622, 145 shares of common stock, $_0.001 par value per share of Creations (the “Issued Creations’ Shares”), so that following consummation of the transaction contemplated hereunder, Creations shall become the sole shareholder of the entire issued share capital of Yetsira, and the shareholders shall become shareholders of Creations, all as more fully set forth in this Agreement; and

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NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.	Preamble, Annexes and Headings

1.1.	The Preamble and the Annexes to the Agreement constitute an inseparable part of the Agreement.

1.2.	The headings in the Agreement and its annexes are for purposes of reference only and shall not be used in interpreting the Agreement.

2.	The Transaction

Subject to the terms and conditions of this Agreement, on the Signature Date:

2.1.	Shareholders shall transfer, assign, convey and deliver to Creations the Transferred Yetsira’s Shares, and (b) Creations shall issue and allot to the Shareholders the Issued Creations’s Shares, constituting on the date hereof, 99.99 % of the issued share capital of Creations, on a fully diluted base as of the Signature Date, without giving effect to the contempled sale of an additional up to 1,750,000 shares of common stocks of Creations, to be sold by Creations at $1.00 (USD) per share, to third parties (“Other Creations’ Investors”), as such sale to Other Creations Investors will dilute the Shareholders’ holding in Creation respectively.

2.2.	It is agreed that in the event that Creations will issue to the Other Creations’ Investors warrants and/or options to purchase additional shares of Creations in exercise price of 1 USD, so in addtion to the Issued Creations’s Shares to be issued to the Shareholders according to this Agreement, Creations undertake to issue the Shareholders identical warrants and/or options (as the case might be) with the same terms, and in a proportional amount to the number of Creations’ warrants to be issued.

2.3.	The closing of the transaction, the transfer of the Transferred Yetsira’s Shares to Creations, and the issue and allotment of the Issued Creations’ Shares by Creations, and the registration of all such transactions in the register of shareholders of each Yetsira and Creations (the “Closing”) shall occur simultaneously with the signature of this Agreement, or such other date, time and place the Parties shall mutually agree (the “Closing Date”).

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2.4.	The Closing shall take place at the offices of M. Firon & Co, 3 Hashlosha Street, Tel Aviv.

2.5.	At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.5.1.	The Parties shall sign duly share transfered deeds with regards to Transfered Yetsira’s Shares.

2.5.2.	Validly executed share certificates for the Issued Creations’s Shares issued to the Shareholders shall be transferred to the shareholders and will be attached hereto as Annex 2.5.2.

2.5.3.	Copies of resolutions of the Yetsira and Creations’ Board of Directors approving the transaction will be attached hereto as Annex 2.5.3.

2.5.4.	Updated register of shareholders of each of Yetsira and Creations, shall be attached hereto as Annex 2.5.4.

3.	Representations and Warranties of Shareholders and Yetsira

The Shareholders and Yetsira, severally and jointly, represent and warrant to Creations as follows:

3.1.	Yetsira is a company duly incorporated and organized and validly subsisting under the laws of the State of Israel. The Articles of Association of Yetsira as in effect at the Signature Date is attached hereto as Annex 3.1.

3.2.	Yetsira Portfolio Manager is duly licensed as a portfolio Manager by the Israel Securities Authorities (the: “ISA”) and holds license no. 772 in effect since January 11th, 2017.

3.3.	Yetsira Portfolio Manager is bound to an agreement with Ayalon Mutual Funds Ltd. (“Ayalon MFM”), whereby Yetsira Portfolio Manager receives hosting services, and manages the portfolios of funds under the management of Ayalon MFM (the “Ayalon Agreement”), and has conformed to the provisions set out in the Ayalon Agreement.

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3.4.	The authorized share capital of Yetsira at the Signature Date (prior to the transfer of the Transfered Yetsira’s Shares) shall consist of (A) 100,000 Ordinary Shares, of which 569 are issued and outstanding and (ii) 10,000 Preffered Shares of which 200 are issued and outstanding.

3.5.	Each of the Shareholders and Yetsira has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement and the execution, delivery and performance by the Shareholders and Yetsira of this Agreement have been duly authorized by all necessary action on the part of Yetsira. This Agreement constitutes the legal, valid and binding obligation of the Shareholders and Yetsira.

3.6.	Execpt Ayalon MFM’’s approval for the change of holdings and control in Yetsira Portfolio Manager which is mandated under the Ayalon Agreement and which will be obtained by Yetsira whitin 30 days and thereafter will be attached to this Agreement as Annex 3.6A, and the report to the ISA of said change of holdings and control, a draft of which is attached hereto as Annex 3.6B, no consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority or other third party on the part of the Shareholders and Yetsira is required that has not been, or will not have been, obtained by the Shareholders and Yetsira prior to or at the Closing in connection with the valid execution, delivery and performance of this Agreement or the sale and transfer of Transfered Yetsira’s Shares, except approval of the Board of Directors of Yetsira, and a waiver of the Shareholders on their right of first refusal regarding the transfer of Transfered Yetsira’s Shares according to the shareholder agreements between the Shareholders.

3.7.	The Shareholders are the sole record and beneficial owner of the Transfered Yetsira’s Shares Shares and have the sole power to dispose of and to vote such shares.

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3.8.	The Transfered Yetsira’s Shares are free and clear of any and all liens, claims, charges, encumbrances, rights, options to purchase, right of first refusal, proxies, voting trusts and other voting agreements, calls or commitments of every kind, except rights to the Shareholders under the shareholders agreements between the Shareholders, and except to the Shareholders’s rights under the Articles of Association of Yetsira.

3.9.	The execution, delivery and performance of this Agreement does not violate Yetsira’s Articles of Association nor will it conflict with or violate the terms of (i) any judgment, order or ruling of any governmental authority to which Yetsira is subject, (ii) applicable law or (iii) any agreement, license or commitment to which Yetsira is a party or to which it is subject and which would impair the ability of the Shareholders and Yetsira to execute, deliver or perform this Agreement, except the provisions of the shareholders agreements between the Shareholders which have been terminated by the Shareholders, and the provisions of the Articles of Association of Yetsira.

3.10.	Yetsira has not received any written notice of any action, suit, litigation, or governmental proceeding pending or contemplated against Yetsira.

3.11.	Yetsira’s financial statement for the fiscal year ending on December 31, 2018, (together, the “Yetsira’s Financial Statements”) will be signed within 14 days of the Signature Date and thereafter will be attached to this Agreement as Annex 3.11. Yetsira’s Financial Statements shall be in accordance with the books and records of Yetsira and shall be prepared in accordance with Israeli generally accepted accounting principles (“GAAP”) consistently applied, and fairly present in all material respects the financial position of Yetsira as of such dates and the results of its operations for the periods then ended all in accordance with GAAP.

3.12.	To the best of their knowledge, Yetsira Portfolio Manager has been handled since its foundation in a regular course of business.

3.13.	The number of individual clients, corporate clients, and the portfolios of the fund under the management of Ayalon MFM, are attached as Annex 3.13, including the yearly and latest quarterly report to the ISA of Yetsira Portfolio Manager business as mandated under law.

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3.14.	To the best of their knowledge, no fault in their credibility, as such is defined under the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 1995, has occured and there is no reason that such fault shall be found by the ISA or that Yetsira Portfolio Manager fit&proper standing shall be prejudiced or for them to hold the position of controlling shareholders, licensed portfolio managers, directors and officers in Yetsira Portfolio Manager.

3.15.	Except for the representations and warranties expressly contained in this Section 3, the Shareholders and Yetsira do not make any other express or implied representation or warranty, and the Shareholders and Yetsira hereby disclaim any other representations or warranties, whether express or implied.

4.	Representations and Warranties of Creations

Creations represents and warrants to the Shareholders and Yetsira as follows:

4.1.	Creations is a company duly incorporated and organized and validly subsisting under the laws of Delaware. The Articles of Association of Creations as in effect at the Signature Date is attached hereto as Annex 4.1.

4.2.	The authorized share capital of Creations at the Signature (prior to the allotment of the Issued Creations’ Shares) shall consist of (A) 100,000,000 Shares, of common stock which 1 share is issued as of the Signature Date, and 1,000,000 shares of blank check preferred stock none of which is issued as of the Signature Date.

4.3.	Creations has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement and the execution, delivery and performance by Creations of this Agreement have been duly authorized by all necessary action on the part of Creations. This Agreement constitutes the legal, valid and binding obligation of Creations.

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4.4.	No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority or other third party on the part of Creations is required that has not been, or will not have been, obtained by Creations prior to or at the Closing in connection with the valid execution, delivery and performance of this Agreement or the sale and transfer of Issued Creations’ Shares, except approval of the Board of Directors of Creations, and a waiver of Creations’ Shareholders on their right of first refusal/preemptive rights regarding the issue of Issued Creations’ Shares according to the shareholder agreements between the Creations’ Shareholders and Creations.

4.5.	The name of the sole record and beneficial owner of Creations’ Shares which has the sole power to dispose of and to vote such shares is atteched hereto as Annex 4.5. The Issued Creations’ Shares are free and clear of any and all liens, claims, charges, encumbrances, rights, options to purchase, right of first refusal, proxies, voting trusts and other voting agreements, calls or commitments of every kind, except rights to the Creations’ Shareholders under the shareholders agreements between the Creations’ Shareholders and Creations, and except to the Creations’ Shareholders’ rights under the Articles of Association of Creations.

4.6.	The execution, delivery and performance of this Agreement does not violate Creations’ Articles of Association nor will it conflict with or violate the terms of (i) any judgment, order or ruling of any governmental authority to which Creations is subject, (ii) applicable law or (iii) any agreement, license or commitment to which Creations is a party or to which it is subject and which would impair the ability of Creations’ Shareholders and Creations to execute, deliver or perform this Agreement, except the provisions of the shareholders agreements between Creations’ Shareholders and Creations, and the provisions of the Articles of Association of Creations.

4.7.	Creations has not received a written notice of any action, suit, litigation, or governmental proceeding pending or contemplated against Creations.

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4.8.	To the best of its knowledge, no fault in Creations’ credibility, as such is defined under any law, has occured and there is no reason that such fault shall be found by any government autohrity or that Creations’ fit& proper standing shall be prejudiced.

4.9.	Except for the representations and warranties expressly contained in this Section 4, Creations does not make any other express or implied representation or warranty, and Creations hereby disclaim any other representations or warranties, whether express or implied.

5.	Shareholders’ Release of Claims

Upon signing hereof:

5.1.	each one of the Shareholders hereby warrants and represents that he, or anyone acting on his behalf, does not have, and shall not have, any demand and/or claim against the other Shareholders, Yetsira, its affiliates, directors, officers, representatives, or anyone acting on their behalf, in relation to Yetsira, its subsidiarry, its financial state, this Agreement, or any act or omission, including such act or omission as a shareholder, director, officer or otherwise in relation to Yetsira and/or its subsidiary, all – whether known or unknown at the time of signing this Agreement.

5.2.	The Shareholder’s Agreement of the Shareholders dated 28/2/2017 (and any of its amandments, if any) with regards to their holdings of Yetsira’ shares, shall be terminated.

6.	Indemnification

Definitions: In this Section 6, with regards to Yetsira’s Shares - The Shareholders is referred to as the “Seller” and Creations is referred as “Buyer”, and with regards to Creations’ Shares, Creations is referred to as the “Seller” and the Shareholders is referred as “Buyer”. In addition, the Buyer is referred to as the “Indemnified Party”, and the Seller is referred to together as the “Indemnifying Party”.

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6.1.	The indemnification provided for in Section 6 shall be subject to the following limitations:

6.1.1.	Except in the event of fraud, willful misconduct or intentional breach by the Seller’s representations and warranties contained herein by Seller; shall survive the Closing and shall remain in full force and shall remain in effect until the date that is 18 month from the Closing. With respect to fraud, willful misconduct or intentional breach by the Seller such representations and warranties shall survive the Closing and shall remain in full force until the applicable statute of limitation lapses.

6.1.2.	Subject to the limitations set forth in this section 6, from and after the Closing, Seller hereby undertakes to indemnify, and agree to defend, and hold harmless Buyer from, against, and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost, and expense (including, without limitation, reasonable attorneys’ fees and costs and expenses reasonably incurred in investigating, preparing, defending against, or prosecuting any litigation or claim, action, suit, proceeding, or demand) (collectively, the “Loss”), as and when incurred, of any kind or character directly arising out, relating, or attributable to inaccuracy of any material representation or breach of any warranty of Seller contained in this Agreement.

6.1.3.	The Buyer may not recover Losses from the Seller in respect of any claim for indemnification in accordance with section 6 unless the amount of Losses claimed in the aggregate is greater than amounts Creations shall fund Yetsira (as invetment(s) and/or as loan(s) (the “Indemnification Threshold”). Once the Indemnification Threshold has been exceeded, the Buyer shall be entitled to recover all Losses including those within the Indemnification Threshold. Notwithstanding the foregoing, the Indemnification Threshold shall not apply as a threshold to any Losses based on fraud, willful misconduct or international breach by the Seller.

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6.1.4.	The aggregate liability of Seller shall be as follows:

6.1.4.1.	except with respect to Losses based on or otherwise related to Seller’s fraud and/or intentional misrepresentation, Seller’s aggregate liability for all Losses shall not exceed the Value of the Issued Creations’ Shares at Closing based on the value of USD 1.00 per share; and

6.1.4.2.	with respect to Losses based on or otherwise related to Seller’s fraud and/or intentional misrepresentation , the Buyer may recover all of its Losses from the Seller without limitation.

7.	Miscellaneous

7.1.	The Agreement and the Annexes attached thereto constitute the entire agreement among the Parties, supersedes all prior understandings, whether written or oral, and may not be amended or modified except by a writing signed by each of the Parties.

7.2.	Each Party hereto shall execute and cause to be delivered to each other Party hereto such instruments and other documents, and shall take such other actions, as such other Party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

7.3.	Each of the Parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby.

7.4.	No waiver of any term, provision or condition of the Agreement shall be deemed to be construed as a further or continuous waiver of any such, or other, term, provision or condition.

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7.5.	All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) business days after the business day of deposit with the Israel Postal Service, if delivered by postage prepaid; (b) upon delivery, if delivered by hand; (c) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission. All such notices and other communications shall be addressed to the following addresses or such other address as the recipient party may designate by ten (10) days’ advance written notice to the other party pursuant to the provisions above:

7.6.	This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

7.7.	This Agreement shall be governed for all purposes exclusively by the laws of the State of Israel. Any dispute arising under or in relation to this Agreement shall be resolved in the competent court for the Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

7.8.	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The Parties may not assign their rights and obligations under this Agreement without the prior written consent of the other Parties hereto.

7.9.	No failure or delay on the part of any party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

7.10.	This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have set their signature as of the date first written above.

Guy Nissenson	Ilan Arad Keshet	Amit Bilia

Shmuel Yelshevich

YETSIRA HOLDINGS LTD.

By:
Ilan Arad Keshet, CEO

CREATIONS, INC.

By:
Guy Nissenson, President and CEO

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Annex 2.5.2

NUMBER
001

SHARES
379,435

Incorporated Under the Laws of the State of Delaware

CREATIONS, INC.

COMMON STOCK $0.001 PAR VALUE

This Certifies that **Guy Nissenson** *is the owner of* **Three Hundred Seventy Nine Thousand Four Hundred Thirty Five** *fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated **July 1, 2019**

Guy Nissenson, President and CEO

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NUMBER
002

SHARES
80,903

Incorporated Under the Laws of the State of Delaware

CREATIONS, INC.

COMMON STOCK $0.001 PAR VALUE

This Certifies that **Ilan Arad Keshed** is the owner of **Eighty Thousand Nine Hundred Three** fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated **July 1, 2019**

Guy Nissenson, President and CEO

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NUMBER 003

SHARES 80,903

Incorporated Under the Laws of the State of Delaware

CREATIONS, INC.

COMMON STOCK $0.001 PAR VALUE

This Certifies that **Amit Bilia** is the owner of **Eighty Thousand Nine Hundred Three** fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated **July 1, 2019**

Guy Nissenson, President and CEO

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NUMBER
004

SHARES
80,903

Incorporated Under the Laws of the State of Delaware

CREATIONS, INC.

COMMON STOCK $0.001 PAR VALUE

This Certifies that **Shmuel Yelshevich** *is the owner of*
Eighty Thousand Nine Hundred Three *fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated **July 1, 2019**

Guy Nissenson, President and CEO

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Annex 2.5.3: UNANIMOUS WRITTEN CONSENT

OF

OF THE SOLE DIRECTOR

OF

Creations Inc.

(a Delaware corporation)

The undersigned, being the sole member of the Board of Directors (the “Board”) of Creations Inc., a Delaware corporation (the “Corporation”), does hereby consent to the adoption of the following resolutions by written consent in lieu of a meeting of the Board of Directors pursuant to the laws of the State of Delaware, effective as of July 1, 2019.

WHEREAS, the Board deems it to be in the best interests of the Corporation and its stockholders to approve the Exchange Agreement made and entered into as of July 1, 2019 and the issuance of an aggregate of 622,144 shares of common stock, $.001 par value per share of Creations to the following individuals in the amounts set forth next to their respective names. Guy Nissenson (379,435), Ilan Arad Keshet (80,903), Amit Bilia (80,903), and Shmuel Yelshevich (80,903), pursuant to applicable laws of the State of Delaware.

WHEREAS, the Corporation shall file the amendment to the Certificate of Incorporation with the Secretary of State of Delaware.

NOW, THEREFORE, it is hereby:

RESOLVED, that the Amendment is hereby authorized and approved in all respects, and that the Corporation is hereby authorized to perform its obligations under the Amendment; and it is further

RESOLVED, that all actions, executions, and delivery of documents instruments and agreements taken by any officer of the Corporation prior to this date relating to the purpose and intent of the foregoing resolution be, and they hereby are, in all respects approved, ratified, confirmed and adopted as the official acts and deeds of the Corporation; and it is further

RESOLVED, that this written consent may be delivered to the Corporation by facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page; and it is further

RESOLVED, that the Secretary or any other officer of this Corporation, be, and hereby is, authorized to certify as to the adoption of any or all of the foregoing resolutions; and it is further

RESOLVED, that the action taken by this consent shall have the same force and effect as if taken at a meeting of the Board of Directors of the Corporation, duly called.

IN WITNESS WHEREOF, this Written Consent has been signed by the sole director of the Company, to be effective on the date first written above

Guy Nissenson, Sole Director

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Annex 2.5.4 – List of Shareholders of Creations Inc. 7-1-2019

Guy Nissenson	379, 435
Ilan Arad Keshet	80, 903
Amit Bilia	80, 903
ShmuelYelshevich	80, 903
Total Shares Outstanding:	622,144

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Annex 4.5 – Sole Shareholder of Creations upon Closing

Mr. Guy Nissenson, Israeli ID ____________

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